Exhibit 99.2

Management's Discussion and Analysis of Financial Condition and Results of Operations

The following discussion should be read in conjunction with the financial information included as Exhibit 99.3 to this Current Report on Form 8-K (the “Current Report”), consisting of our audited financial statements for the period from inception (April 26, 2012) through June 30, 2012 and the related notes. References in this Management’s Discussion and Analysis of Financial Condition and Results of Operations to “us,” “we,” “our,” “BLB” and similar terms refer to BOLDFACE Licensing + Branding, a Nevada corporation. The term “BGI” refers to BOLDFACE Group, Inc., a Nevada corporation, and BLB, its wholly owned subsidiary, after giving effect to the Merger discussed in the Current Report, unless otherwise stated or the context clearly indicates otherwise. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Current Report.

Forward-Looking Statements

This discussion includes forward-looking statements, as that term is defined in the federal securities laws, based upon current expectations that involve risks and uncertainties, such as plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. Words such as “anticipate,” “estimate,” “plan,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions are used to identify forward-looking statements. We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control, which may influence the accuracy of the statements and the projections upon which the statements are based. Factors that may affect our results include, but are not limited to, the risk factors elsewhere in the Current Report. Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise. All references to currency in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section are to U.S. dollars, unless otherwise noted.

For a detailed discussion of the forward looking statements used in this Current Report, please see the Current Report under “Cautionary Note Regarding Forward-Looking Statements”.

Plan of Operations

BGI is a development stage company and has just recently acquired the business and intellectual property assets of BLB. BLB’s focus is on licensing top tier entertainment and designer brands for opportunities in the beauty market. BLB contracts to design, manufacture and sell branded color cosmetics, hair preparations, fragrances, home fragrances, skin care, beauty tools, and other beauty products in all channels. BLB has not yet generated or realized any revenues from its operations to date.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital. This is because we have not generated any revenues.

Results of Operations, Liquidity and Capital Resources for the period from inception (April 26, 2012) through June 30, 2012

Results of operations

Our net loss since inception is $794,172. Since inception, we have incurred general and administrative expenses of $195,579, research and development expenses of $65,190, royalty expense of $91,228, professional fees of $165,916, product development fee of $212,104 and interest expense of $64,155.

Since inception, we issued 100,000 shares of our common stock to our founders for an aggregate subscription price of $100.

Liquidity and capital resources

As of the date of this Current Report, we have yet to generate any revenues from our business operations.

As of June 30, 2012, our total assets were $1,494,135 and our total liabilities were $2,288,207 comprised of $108,475 owed to a related party consultant, a limited liability company owned jointly by the two largest stockholders of BGI (one of whom is the Chief Executive Officer and President of BGI), short-term convertible notes payable to BGI in the amount of $1,925,030, accrued expenses and other current liabilities of $108,863 and accounts payable of $145,839. The short-term notes were issued by us to BGI in order to obtain the funds necessary to run our company prior to the Merger with BGI. These notes were converted into BGI’s shares of common stock upon the consummation of the Merger.

Cash Flows from Operating Activities

We have not generated positive cash flows from operating activities. For the period from the inception (April 26, 2012) through June 30, 2012, net cash used in operating activities was ($1,661,985), consisting primarily of a net loss of ($794,172), prepaid royalty of ($908,772) and prepaid inventory of ($349,679), offset by accounts payable of $145,839, accrued expenses and other liabilities of $108,863 and amount owed to a related party consultant of $108,475.

Cash Flows from Financing Activities

We have financed our operations primarily from the issuance of short-term convertible notes to BGI. For the period from inception (April 26, 2012) through June 30, 2012, we generated $1,733,517 net cash from financing activities. $1,733,417 was due to the issuance of short-term notes to BGI and $100 was due to the issuance of 100,000 shares of our common stock to our founders.

Plan of Operation and Funding

We expect that working capital requirements will continue to be funded through a combination of our existing funds and further issuances of equity and debt securities. Our working capital requirements are expected to increase in line with the growth of our business.

We estimate that our expenses over the next 12 months (July 1, 2012 to July 31, 2013) will be approximately $8,251,000 as described in the table below. These estimates do not include any amortized royalty acquisition costs or inventory payments that we may incur in the next 12 months. These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

Description	Estimated Completion Date	Estimated Expenses ($)

Legal and accounting fees	July 1, 2012 – July 31, 2013	$298,000
Research and development	July 1, 2012 – July 31, 2013	$236,000
Management and consulting costs	July 1, 2012 – July 31, 2013	$1,643,167
Payments for acquisition of celebrity licenses	July 1, 2012 – July 31, 2013	$181,320
Payments under existing celebrity licenses	July 1, 2012 – July 31, 2013	$50,000
General and administrative expenses	July 1, 2012 – July 31, 2013	$5,842,513
Total		$8,251,000

We have no lines of credit or other bank financing arrangements. Generally, we have financed operations to date through the proceeds of the private placement of equity and convertible debt instruments. In connection with our business plan, management anticipates additional increases in operating expenses and capital expenditures relating to: (i) acquisition of additional celebrity licenses; (ii) payments under existing celebrity licenses, (iii) developmental expenses associated with a start-up business; (iv) research and development costs associated with new product offerings, and (v) management and consulting costs, as well as general administrative expenses, including the costs of being a public company. We intend to finance these expenses with further issuances of debt and equity securities, including the proceeds of any additional funds raised in the Offering. Thereafter, we expect we will need to raise additional capital and generate revenues to meet long-term operating requirements. Additional issuances of equity or convertible debt securities will result in dilution to BGI’s current stockholders. Further, such securities might have rights, preferences or privileges senior to our common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective new business endeavors or opportunities, which could significantly and materially restrict our business operations. With the exception of the ongoing Offering, we currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of BGI’s common stock.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Inflation

The effect of inflation on our revenues and operating results has not been significant.

Critical Accounting Policies

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation. A complete listing of these policies is included in Note 2 – Summary of Significant Accounting Policies of the notes to our audited financial statements for the period from inception (April 26, 2012) through June 30, 2012 (included as Exhibit 99.3 to this Current Report). We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows, and which require the application of significant judgment by management.

Method of Accounting

We maintain our accounting records on an accrual method in conformity with accounting principles generally accepted in the United States of America (“US GAAP”).

Use of Estimates

In preparing the financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

Revenue Recognition

As required by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 605, Revenue Recognition, we expect to recognize revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collection is probable.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Financial Instruments and Concentrations of Business and Credit Risk

FASB ASC Subtopic 825-10, Financial Instruments, requires disclosure of fair value information about financial instruments. The Company’s financial instruments include cash and cash equivalents, accounts payable and other current assets and liabilities and short term loan. The fair value of these instruments approximates their carrying value due to their relatively short maturities.

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains cash balances that at times exceed amounts insured by the Federal Deposit Insurance Corporation. The Company has not experienced any losses in these accounts and believes it is not exposed to any significant credit risk in this area.

Deferred Financing Costs

Deferred financing costs represent fees paid in connection with obtaining short term loans (see Note 4 to our audited financial statements for the period from inception (April 26, 2012) through June 30, 2012 and the related notes, included as Exhibit 99.3 to the Current Report). These fees are amortized using a method that approximates the effective interest method over the term of the related financing.

As of June 30, 2012, deferred financing costs of $150,150, net of accumulated amortization of $41,463 are presented on the accompanying balance sheet. Amortization of deferred financing costs of $41,463 is included in interest expense in the accompanying statement of operations for the period from April 26, 2012 (inception) through June 30, 2012. The remaining deferred financing costs will be fully amortized by November 16, 2012. Upon the completion of the Merger, as discussed in Note 8 to our audited financial statements for the period from inception (April 26, 2012) through June 30, 2012 and the related notes (included as Exhibit 99.3 to the Current Report), the unamortized fees will be written off, when the respective debentures are converted.

License Acquisition Costs

License acquisition costs represent legal fees paid in connection with obtaining a licensing agreement (see Note 3 to our financial statements appearing elsewhere in this Current Report). These fees are amortized using straight-line method over the term of the licensing agreement. As of June 30, 2012, license acquisition costs of $11,782, net of accumulated amortization of $380 are presented on the accompanying balance sheet. Amortization of license acquisition costs of $380 is included in general and administrative expenses in the accompanying statement of operations for the period from April 26, 2012 (inception) through June 30, 2012.

Recently Issued Accounting Pronouncements

There have been no recently issued Accounting Pronouncements that impact us.